UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to SECTION 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2005

Sand Hill IT Security Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	0-50813	20-0996152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Sand Hill Road, Building 1, Suite 240, Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 926-7022

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On October 26, 2005, Sand Hill IT Security Acquisition Corp., a Delaware corporation (“Sand Hill”) and its wholly-owned subsidiary Sand Hill Merger Corp., a Delaware corporation (“Merger Sub”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with St. Bernard Software, Inc., a Delaware corporation (“St. Bernard”), pursuant to which Merger Sub will merge with and into St. Bernard in an all-stock transaction (the “Merger”). At the effective time of the Merger, St. Bernard will be the surviving corporation and become a wholly-owned subsidiary of Sand Hill.

At the effective time and as a result of the Merger, the holders of St. Bernard common stock will receive, subject to a St. Bernard working capital adjustment, approximately 9.76 million shares of Sand Hill common stock and the holders of St. Bernard options and warrants will receive options and warrants for approximately 1.12 million shares of Sand Hill common stock. Ten percent (10%) of the Sand Hill shares to be issued in the Merger will be placed in escrow to secure any indemnity claims that Sand Hill may have under the Merger Agreement, which escrow will generally last until nine (9) months after the effective time of the Merger. An additional 30,000 of the Sand Hill shares to be issued in the Merger will be placed in escrow to reimburse expenses, if any, of the St. Bernard shareholder representative performing its duties after completion of the Merger.

Sand Hill and St. Bernard have made customary representations and warranties and covenants in the Merger Agreement, including among others, (i) not to solicit proposals related to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions concerning or provide information in connection with alternative business combination transactions. The Merger Agreement contains certain termination rights for both Sand Hill and St. Bernard and further provides that upon termination of the Merger Agreement under specified circumstances St. Bernard may be required to pay a termination fee of $1,750,000.

The closing of the Merger is subject to various closing conditions, including approval of the Merger Agreement by the stockholders of Sand Hill and St. Bernard, regulatory approvals and the satisfaction or waiver of other customary conditions. In addition, the closing is conditioned on holders of not more than twenty percent (20%) of the shares of Sand Hill common stock voting against the Merger and electing to convert their shares of Sand Hill common stock into cash, as permitted by the Sand Hill certificate of incorporation, and the effectiveness of the registration statement to be filed by Sand Hill.

Following the effective time of the Merger, John E. Jones, President and Chief Executive Officer of St. Bernard, will become the President and Chief Executive Officer of the combined company; Al Riedler, Chief Financial Officer of St. Bernard will become the Chief Financial Officer of the combined company; and Humphrey P. Polanen, current Chairman and Chief Executive Officer of Sand Hill, will continue as Chairman of the Board of the combined company.

Sand Hill intends to prepare and file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 (“Registration Statement”) as soon as practicable following the date of the Merger Agreement, pursuant to which the shares of Sand Hill common stock to be issued in the Merger will be registered with the SEC, and to use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable after such filing.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference. The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about Sand Hill or St. Bernard. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other, and the assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of their Merger Agreement and are modified in important part by the underlying disclosure schedules.

Additional Information

The Registration Statement will include a related joint proxy statement/prospectus. Sand Hill stockholders are urged to read the joint proxy statement/prospectus regarding the proposed transaction when it becomes available, because it will contain important information. Sand Hill stockholders will be able to obtain a free copy of the proxy statement/prospectus (when available), as well as other filings containing information about Sand Hill, without charge, at the SEC’s internet site (http://www.sec.gov). In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Sand Hill by directing a request to Sand Hill IT Security Acquisition Corp., 3000 Sand Hill Road, Building 1, Suite 240, Menlo Park, CA 94025. The respective directors and executive officers of Sand Hill and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. Information regarding Sand Hill’s directors and executive officers is available in its Form 10-KSB for the year ended December 31, 2004, filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

On October 27, 2005, Sand Hill issued a press release announcing that it has entered into the Merger Agreement with St. Bernard Software, Inc. A copy of the press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

2.1	Agreement and Plan of Merger dated as of October 26, 2005 among Sand Hill IT Security Acquisition Corp., Sand Hill Merger Corp. and St. Bernard Software, Inc. (the schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-B).

99.1	Press release, dated October 27, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAND HILL IT SECURITY ACQUISITION CORP.

Dated: October 27, 2005	By:	/s/ Humphrey P. Polanen
Humphrey P. Polanen Chief Executive Officer

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